Exhibit 10.40
Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisk denote omissions.
FIRST AMENDMENT TO
LICENSE AND COLLABORATION AGREEMENT
     This First Amendment to License and Collaboration Agreement (this “Amendment”) is entered into as of November 2, 2009 (the “Amendment Effective Date”), by and between Alnylam Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware and having its principal office at 300 Third Street, Cambridge, Massachusetts 02142 (“Alnylam”), and Cubist Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware and having its principal office at 65 Hayden Avenue, Lexington, Massachusetts 02421 (“Cubist”). Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the License and Collaboration Agreement (the “Agreement”) entered into as of the 9th day of January, 2009 (the “Agreement Effective Date”), by and between Alnylam and Cubist.
INTRODUCTION
     WHEREAS, on the Agreement Effective Date, Alnylam and Cubist entered into the Agreement pursuant to which, inter alia, the Parties agreed to collaborate in the Development of RNAi Products targeting RSV, including the candidate RNAi Product known as ALN-RSV01;
     WHEREAS, the JSC has designated a second candidate RNAi Product as ALN-RSV02 and the Parties have completed certain Development activities with respect to ALN-RSV01 and ALN-RSV02;
     WHEREAS, the Parties now desire to focus their collaborative Development efforts on ALN-RSV02;
     WHEREAS, Alnylam desires to continue the Development of ALN-RSV01 as an RNAi Product targeting RSV in adult lung transplant patients; and
     WHEREAS, Cubist desires to grant Alnylam certain rights to continue the Development of ALN-RSV01 on the terms and conditions set forth in this Amendment.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the Parties hereby agree as follows:
     1. (a) New Definitions. Article I of the Agreement is amended by adding the following section as Section 1.113 thereto:
     “Section 1.113 Amendment Definitions. As used in this Agreement, each of the following additional terms shall have the meanings set forth below:
     “Adult Transplant Field”. Adult Transplant Field means the treatment or prophylaxis of RSV infection in human transplant patients eighteen (18) years old or greater.
     “ALN-RSV01 Development Costs”. ALN-RSV01 Development Costs means Development Costs [**] Development of ALN-RSV01 in the Adult Transplant Field and shall not include any costs shared by the Parties under the Development Plan. For purposes of clarity, costs up to a limit of $[**] associated with [**], to the extent incurred under the direction of the JSC, shall be costs shared by the Parties under the Development Plan and shall not be ALN-RSV01 Development Costs for purposes hereof.
     “ALN-RSV01 Failure”. ALN-RSV01 Failure means the earlier to occur of: (i) [**].
     “ALN-RSV01 Phase IIb Clinical Study”. ALN-RSV01 Phase IIb Clinical Study means a Phase II Clinical Study of ALN-RSV01 conducted by Alnylam, as described in Exhibit J.
     “Amendment Effective Date”. Amendment Effective Date means November 2, 2009.
     “Interim Period”. Interim Period means the period beginning on the Amendment Effective Date and continuing until the earliest of (a) Cubist’s exercise of its Opt-in Right pursuant to Section 4A.2(a), (b) the end of the Opt-in Period after Cubist’s receipt of a Study Completion Package, or (c) an ALN-RSV01 Failure.”
     “Opt-in Fee”. Opt-in Fee means, subject to the terms of Section 4A.2(a), the following: If Alnylam has met the Success Criteria specified under clause (a) of Part B of Exhibit K, but not the Success Criteria specified under clause (b) of Part B of Exhibit K, the Opt-in Fee will mean [**] percent ([**]%) of the ALN-RSV01 Development Costs incurred by Alnylam, payable in accordance with Section 4A.2(a), for the Development of ALN-RSV01 in the Adult Transplant Field during the Interim Period. If Alnylam has met the Success Criteria specified under clause (b) of Part B of Exhibit K, the Opt-in Fee will mean [**] percent ([**]%) of the ALN-RSV01 Development Costs incurred by Alnylam, payable in accordance with Section 4A.2(a), for the Development of ALN-RSV01 in the Adult Transplant Field during the Interim Period.
     “Opt-in Right”. Opt-in Right shall have the meaning set forth in Section 4A.2(a) of this Agreement.
     “Opt-in Period”. Opt-in Period shall have the meaning set forth in Section 4A.2(a) of this Agreement.
     “Study Completion Package”. Study Completion Package means a data package meeting the requirements set forth in Part A of Exhibit K.
     “Success Criteria” shall have the meaning set forth in Part B of Exhibit K.
     “Success Statement” means a written statement by Alnylam that the Success Criteria have been met.””
     (b) Definition of RSV01 Product. Section 1.101 is amended in its entirety to be and read as follows:

     “Section 1.101 “RSV01 Product.” RSV01 Product means any product containing as its sole active ingredient Alnylam’s proprietary composition known as ALN-RSV01. ALN-RSV01 is described on Exhibit B.”
     2. Development of ALN-RSV01 by Alnylam; Cubist Opt-In Right. The following provisions are added as new Article IVA of the Agreement, immediately prior to Article 5 of the Agreement:
“ARTICLE IVA
DEVELOPMENT OF ALN-RSV01 BY ALNYLAM; CUBIST OPT-IN RIGHT
     Section 4A.1 Interim Period Activities. The Parties agree that, notwithstanding anything to the contrary in the Agreement, the following rights and obligations shall apply during the Interim Period:
          (a) Cubist shall not conduct Development of ALN-RSV01.
          (b) Subject to paragraph (c), the JSC shall have no authority with respect to ALN-RSV01, and Alnylam’s Development of ALN-RSV01 shall not be subject to the Development Plan or any related budget.
          (c) Alnylam may conduct, and shall have sole decision-making authority with respect to, any Development activities with respect to ALN-RSV01, in Alnylam’s discretion and at Alnylam’s sole expense, without input from the JSC or Cubist; provided, however, that:
          (i) Alnylam’s rights to Develop ALN-RSV01 will be limited to the Adult Transplant Field;
          (ii) Alnylam shall provide to the JSC copies of draft and final protocols for any clinical study to be conducted with ALN-RSV01, including, but not limited to, the protocol for the ALN-RSV01 Phase IIb Clinical Study. Alnylam will provide drafts of such protocols at least [**] days prior to initiation of the applicable clinical trial, and shall consider in good faith the JSC’s comments, [**];
          (iii) Alnylam will provide the JSC with updates at quarterly JSC meetings regarding Alnylam’s Development activities with respect to ALN-RSV01;
          (iv) Alnylam shall share with the JSC all data and know-how related to the Development of ALN-RSV01 as if such activities had been conducted under the Development Plan; and
          (v) Alnylam will not Develop ALN-RSV01 in such a way [**]; provided, however, that nothing contained in the concept sheet attached hereto as Exhibit J [**] Cubist’s Development or potential Commercialization of ALN-RSV02;

          provided further, however, that Alnylam shall not have any obligation to conduct any Development activities with respect to ALN-RSV01 and may discontinue any and all such Development at any time in Alnylam’s sole discretion.
     In the event the Parties disagree as to whether Alnylam’s Development of ALN-RSV01 [**], the matter shall be resolved in the manner set forth in Article XII of this Agreement, and the Parties shall use good faith efforts to complete such arbitration within [**] days. Alnylam shall not proceed with further clinical Development of ALN-RSV01 until such matter has been resolved.
          (d) The licenses granted to Cubist under Section 3.1 shall continue to apply to ALN-RSV01 as a Licensed Product and the Adult Transplant Field as part of Field, provided, that Cubist shall not exercise any rights under the license granted to Cubist pursuant to Section 3.1 with respect to RSV01 Products, and Cubist shall not, during the Interim Period, sublicense any rights thereunder, nor shall Cubist grant any rights to, or enter any agreement with, any Third Party for the sale of any RSV01 Product.
          (e) Neither Cubist nor any of its Affiliates shall, directly or indirectly, [**] or grant rights to a Third Party to do any of the foregoing, except that Cubist and the Affiliates shall be permitted to [**], and to allow Third Parties to [**] under this Agreement to the extent that, [**], subject to the resolution of any disagreement that the Parties may have regarding such opinion as set forth in the final sentence of this Section 4A.1(e), or, [**], and further provided that Cubist and its Affiliates do not, during the Interim Period, [**] or grant a Third Party the right to do so. In the event the Parties disagree as to whether Cubist’s [**] that the [**], the matter shall be resolved in the manner set forth in Article XII of this Agreement, and the Parties shall use good faith efforts to complete such arbitration within [**] days.
          (f) Without limiting the scope of any other limitation under the Agreement, neither Alnylam nor any of its Affiliates shall, directly or indirectly, Develop, Manufacture or Commercialize ALN-RSV01 or any RSV01 Product for use in any indication other than in the Adult Transplant Field anywhere in the Territory or grant rights to a Third Party to do any of the foregoing.
          (g) The provisions of Sections 4.4 and 4.5 shall remain in effect with respect to any Development Costs incurred with respect to ALN-RSV01 on or before the Amendment Effective Date. The provisions of [**] shall not apply to ALN-RSV01 unless and until [**], then upon such exercise by Cubist of its Opt-in Right, the Parties shall [**] and the Parties hereby waive any failure to comply with [**] prior to such time.
          (h) Alnylam shall have the right to incur ALN-RSV01 Development Costs in its sole discretion (and, notwithstanding the definition of Development Costs, without any requirement that such costs be incurred in accordance with the Development Plan or any related budget); provided that, except for any reimbursement of ALN-RSV01 Development Costs that Alnylam may receive from Cubist through Cubist’s payment to Alnylam of the Opt-in Fee if Cubist exercises its Opt-in Right pursuant to Section 4A.2(a), Alnylam shall be solely responsible for such Development Costs.

          (i) Cubist shall not be responsible for ALN-RSV01 Development Costs incurred by Alnylam during the Interim Period unless Cubist exercises its Opt-in Right pursuant to Section 4A.2(a), in which case Cubist shall reimburse Alnylam for a portion of the ALN-RSV01 Development Costs incurred by Alnylam during the Interim Period through Cubist’s payment to Alnylam of the applicable Opt-in Fee.
          (j) Section 10.11(b) shall be modified to add a clause (iv) to read in its entirety as follows: “(iv) the Development, Manufacture, Commercialization or use of ALN-RSV01 or RSV01 Products by Alnylam or any of its Related Parties during the Interim Period.”
          (k) Section 10.11(c)(ii) shall be modified to add the following after the word “Asia”: “or of ALN-RSV01 or RSV01 Products during the Interim Period.”
     Section 4A.2 Opt-In Right.
          (a) Following completion of the ALN-RSV01 Phase IIb Clinical Study (if Alnylam elects to conduct such study), if the results of such study meet the Success Criteria (as defined in Exhibit K), Alnylam shall promptly prepare and provide to Cubist the Study Completion Package, including the applicable Success Statement. Alnylam shall also provide Cubist with the opportunity to discuss the information contained in the Study Completion Package with Alnylam in a face-to-face meeting to occur within [**] of the written request of Cubist, which such request shall be delivered to Alnylam no later than [**] after receipt of the Study Completion Package. Cubist may elect to resume its participation in the Development of ALN-RSV01 (the “Opt-in Right”), by delivering written notice of Cubist’s exercise of such right to Alnylam and paying to Alnylam the applicable Opt-in Fee (or portion thereof) within [**] after Cubist’s receipt of the Study Completion Package (the “Opt-in Period”). Except as otherwise set forth in this paragraph, the payment of the Opt-in Fee shall be made as follows: (1) an initial payment equal to [**] of the ALN-RSV01 Development Costs incurred by Alnylam for the Development of ALN-RSV01 in the Adult Transplant Field during the Interim Period and (2) a subsequent payment, to be made in amount equal to (x) [**] of the ALN-RSV01 Development Costs incurred by Alnylam for the Development of ALN-RSV01 in the Adult Transplant Field during the Interim Period, if [**], or (y) [**] of the ALN-RSV01 Development Costs incurred by Alnylam for the Development of ALN-RSV01 in the Adult Transplant Field during the Interim Period if [**]; provided, however, if the terms set forth in clauses (x) and (y) are not met, then no subsequent payment shall be due by Cubist with respect to the Opt-in Fee. In addition, Cubist may, at its election, exercise its Opt-In Right at any time prior to the submission of a Study Completion Package by Alnylam. In the event that Cubist exercises its Opt-in Right prior to receipt of the Study Completion Package, the Opt-in Fee will be equal to [**] of the ALN-RSV01 Development Costs incurred by Alnylam for the Development of ALN-RSV01 in the Adult Transplant Field during the Interim Period; and Cubist will pay an additional Opt-in Fee of [**] of the ALN-RSV01 Development Costs incurred by Alnylam for the Development of ALN-RSV01 in the Adult Transplant Field during the Interim Period if, [**].
          (b) Following completion of the ALN-RSV01 Phase IIb Clinical Study (if Alnylam elects to conduct such study), if the results of such study do not meet the Success

Criteria (as defined in either clause (a) or clause (b) of Part B of Exhibit K) and Alnylam is not able to make a Success Statement, then, subject to Section 4A.5, the Interim Period shall continue and Alnylam shall have the right, but not the obligation, to conduct additional Development of ALN-RSV01 until such time, if any, as Alnylam is able to provide to Cubist a Study Completion Package that includes a Success Statement.
     Section 4A.3 Effect of Opt-In. Following Alnylam’s receipt of Cubist’s notice of exercise of its Opt-in Right pursuant to Section 4A.2(a), the Interim Period shall expire and the Agreement shall again apply in full to the Development, Manufacture and Commercialization of ALN-RSV01 and RSV01 Products; provided, however, that the Parties agree that in such circumstances, the milestone payments to be paid by Cubist with respect to the Development of ALN-RSV01 solely in the Adult Transplant Field in accordance with Sections 4.7 and 7.2 will be [**] of those set forth in Section 4.7(a)(vi) or Section 7.2, as the case may be.
Following such exercise by Cubist of its Opt-in Right, the final sentence of Section 4.7(a)(vi) shall be deleted and the following shall be inserted in its place:
“The milestone payments set forth in this Section 4.7(a)(vi) shall be paid only once, upon the first achievement of the applicable milestone event by the first Licensed Product to achieve such milestone event; provided that if any such milestone event is first achieved by an RSV01 Product solely in the Adult Transplant Field following an exercise by Cubist of its Opt-in Right such that, in accordance with Section 4A.3, Cubist pays only [**] of the amount set forth in the table above in connection with the achievement of such milestone, then an additional [**] of such milestone amount shall be paid by Cubist if such milestone event is subsequently achieved by (a) an RSV02 Product or an Additional RSV Product, or (b) an RSV01 Product outside the Adult Transplant Field. For the avoidance of doubt, following the Amendment Effective Date, Cubist shall not be required to pay more than an aggregate of [**] of the applicable amount set forth in the table above with respect to achievement(s) of the corresponding milestone amount. Notwithstanding the foregoing, the milestone payment reduction under the first paragraph of Section 4A.3 shall not apply in the event that the triggering event for such milestone is achieved by an RSV01 Product outside the Adult Transplant Field.”
Following such exercise by Cubist of its Opt-in Right, the final sentence of Section 7.2 shall be deleted and the following shall be inserted in its place:
“The milestone payments set forth in this Section 7.2 shall be paid only once, upon the first achievement of the applicable milestone event by the first Licensed Product to achieve such milestone event; provided that if any such milestone event is first achieved by an RSV01 Product solely in the Adult Transplant Field following an exercise by Cubist of its Opt-in Right such that, in accordance with Section 4A.3, Cubist pays only [**] of the amount set forth in the table above in connection with the achievement of such milestone, then an additional [**] of such milestone amount shall be paid by Cubist if such milestone event is subsequently achieved by (a) an RSV02 Product or an Additional RSV Product, or (b) an RSV01 Product outside the Adult Transplant Field. For the avoidance of doubt, following the Amendment Effective Date, Cubist shall not be required to pay more than an aggregate of [**] of the applicable amount set forth in the table above with respect to achievement(s) of the corresponding milestone amount. Notwithstanding the foregoing, the milestone payment reduction under the first paragraph of Section 4A.3 shall not apply in the event that the triggering event for such milestone is achieved by an RSV01 Product outside the Adult Transplant Field.”
     Section 4A.4 Failure to Opt-In. If Alnylam provides a complete Study Completion Package under Section 4A.2(a) and has complied with the terms of this Article IVA, and Cubist does not exercise its Opt-in Right pursuant to Section 4A.2(a) within the Opt-in Period, then Cubist’s Opt-in Right pursuant to Section 4A.2(a) and the Interim Period shall both expire and the Parties’ respective rights and obligations with respect to ALN-RSV01 and RSV01 Products shall be modified as follows, subject to Section 4A.5:
     (a) RSV01 Products shall cease to be Licensed Products and, for the avoidance of doubt, Cubist’s licenses pursuant to Section 3.1 shall terminate with respect to RSV01 Products;
     (b) The definition of “Field” set forth in Section 1.46 shall be amended and restated in its entirety to read as follows:
     “Section 1.46 “Field”. Field means the treatment or prophylaxis of diseases in humans, but excluding [**].”
     (c) Neither Cubist nor any of its Affiliates shall, directly or indirectly, [**] or grant rights to a Third Party to do any of the foregoing, except that Cubist and the Affiliates shall be permitted to [**], and to allow Third Parties to [**] under this Agreement to the extent that, [**], subject to the resolution of any disagreement that the Parties may have regarding such [**] as set forth in the final sentence of this Section 4A.4(c), or, [**], and further provided that Cubist and its Affiliates do not, following the failure of Cubist to exercise its Opt-in Right during the Opt-in Period, [**] or grant a Third Party the right to do so. In the event the Parties disagree as to whether Cubist’s [**] that the [**] of a [**], the matter shall be resolved in the manner set forth in Article XII of this Agreement, and the Parties shall use good faith efforts to complete such arbitration within [**].
     (d) Neither Alnylam nor its Affiliates shall, directly or indirectly develop, manufacture, or commercialize ALN-RSV01 or any RSV01 Product in any other indication other than in the Adult Transplant Field or grant rights to a Third Party to do any of the foregoing. The limitations under the preceding sentence shall be deemed to prevent Alnylam or any of its Affiliates from publishing, presenting or discussing in any context use of ALN-RSV01 or RSV01 Products outside the Adult Transplant Field and from allowing a Third Party to do any of the foregoing; provided, however, that Alnylam and its Affiliates may publish the results of clinical trials of ALN-RSV01 in the Adult Transplant Field without limitation provided that Alnylam provide a draft of such publication to Cubist for informational purposes at least [**] prior to dissemination. Cubist and its Affiliates, on the one hand, and Alnylam and its Affiliates, on the other hand, shall [**].
     (e) RSV01 Products that are made, used, offered for sale, sold or imported for the Adult Transplant Field by Alnylam or any of its Affiliates or any Third Party to which Alnylam or any of its Affiliates grants rights shall be deemed not to be Directly Competitive Products except to the extent that Alnylam and its Affiliates and such Third Parties fail to be in compliance with paragraph (d) and, for the avoidance of doubt, the restrictions set forth in Section 10.1 shall not apply with respect to such RSV01 Products that are made, used, offered for sale, sold or imported for the Adult Transplant Field except to the extent that Alnylam and its Affiliates and such Third Parties fail to be in compliance with paragraph (d).
     (f) [**] ALN-RSV01 or RSV01 Products, provided that:
          (i) Alnylam shall share information and data with respect to worldwide development, manufacture and commercialization of ALN-RSV01 and RSV01 Products with Cubist and the JSC to the same extent as [**];
          (ii) Alnylam shall provide to the JSC copies of draft and final protocols for any clinical study to be conducted with ALN-RSV01, and shall consider in good faith the JSC’s comments. Alnylam will provide drafts of such protocols at least [**] prior to initiation of the applicable clinical trial, and shall consider in good faith the JSC’s comments;
          (iii) Alnylam will provide the JSC with updates at quarterly JSC meetings regarding Alnylam’s Development, manufacturing and Commercialization activities with respect to ALN-RSV01; and
          (iv) Alnylam will not Develop ALN-RSV01 in such a way [**] Cubist’s Development or potential Commercialization of ALN-RSV02; provided, however, that nothing contained in the protocol attached hereto as Exhibit J [**] Cubist’s Development or potential Commercialization of ALN-RSV02. In the event the Parties disagree as to whether Alnylam’s Development of ALN-RSV01 [**] Cubist’s Development or potential Commercialization of ALN-RSV02, the matter shall be resolved in the manner set forth in Article XII of this Agreement, and the Parties shall use good faith efforts to complete such arbitration within [**] days. Alnylam shall not proceed with further clinical Development of ALN-RSV01 until such matter has been resolved.
     (g) Cubist shall not be responsible for Development Costs incurred by Alnylam for the Development of ALN-RSV01 or RSV01 Products following the Interim Period.
     (h) Cubist shall, at Alnylam’s cost, as promptly as practicable, transfer to Alnylam or Alnylam’s designee: (i) possession and ownership of [**] the Development or Manufacture of RSV01 Products and (ii) copies of [**] the Development or Manufacture of RSV01 Products, including all [**] RSV01 Products [**], in each case as requested by Alnylam and to the extent not originally obtained by Cubist from Alnylam, and provided Cubist may maintain copies of each such document transferred to Alnylam under this Section.
     (i) Cubist shall, at Alnylam’s cost, execute all documents and take all such further actions as may be reasonably requested by Alnylam in order to give effect to the foregoing clauses (a) through (h) as soon as practicable.

     Section 4A.5 Delays in Development and ALN-RSV01 Failure.
     (a) If (x) Alnylam issues a Success Statement, (y) Cubist has not exercised its Opt-in Right and (z) Alnylam fails to either (i) [**] or (ii) [**], as indicated in such Success Statement, then Alnylam shall provide Cubist with another Study Completion Package [**], and Cubist shall have the right to exercise its Opt-in Right at such time in accordance with the terms hereof; provided, however, that Alnylam may have [**]. In the event an ALN-RSV01 Failure occurs, then, if Cubist has not previously exercised its Opt-In Right, this Article 4A shall no longer have any force or effect and the Agreement shall again apply in full to the Development, Manufacture and Commercialization of ALN-RSV01 and RSV01 Products in the Field as defined on the Effective Date.
     (b) The Parties agree that in the event that there is an ALN-RSV01 Failure in accordance with Section 4A.5(a), then the milestone payments to be paid by Cubist with respect to the Development of ALN-RSV01 solely in the Adult Transplant Field in accordance with Sections 4.7 and 7.2 will be [**] of those set forth in Section 4.7(a)(vi) or Section 7.2, as the case may be.
Following such exercise by Cubist of its Opt-in Right, the final sentence of Section 4.7(a)(vi) shall be deleted and the following shall be inserted in its place:
“The milestone payments set forth in this Section 4.7(a)(vi) shall be paid only once, upon the first achievement of the applicable milestone event by the first Licensed Product to achieve such milestone event; provided that if any such milestone event is first achieved by an RSV01 Product solely in the Adult Transplant Field such that, in accordance with Section 4A.5(b), Cubist pays only [**] of the amount set forth in the table above in connection with the achievement of such milestone, then an additional [**] of such milestone amount shall be paid by Cubist if such milestone event is subsequently achieved by (a) an RSV02 Product or an Additional RSV Product, or (b) an RSV01 Product outside the Adult Transplant Field. For the avoidance of doubt, following the Amendment Effective Date, Cubist shall not be required to pay more than an aggregate of [**] of the applicable amount set forth in the table above with respect to achievement(s) of the corresponding milestone amount. Notwithstanding the foregoing, the milestone payment reduction under the first paragraph of Section 4A.3 shall not apply in the event that the triggering event for such milestone is achieved by an RSV01 Product outside the Adult Transplant Field.”
Following an ALN-RSV01 Failure, as described under Section 4.A.5(a), the final sentence of Section 7.2 shall be deleted and the following shall be inserted in its place:
“The milestone payments set forth in this Section 7.2 shall be paid only once, upon the first achievement of the applicable milestone event by the first Licensed Product to achieve such milestone event; provided that if any such milestone event is first achieved by an RSV01 Product solely in the Adult Transplant Field such that, in accordance with Section 4A.5(b), Cubist pays only [**] of the amount set forth in the table above in connection with the achievement of such milestone, then an additional [**] of such milestone amount shall be paid by Cubist if such milestone event is subsequently achieved by (a) an RSV02 Product or an Additional RSV Product, or (b) an RSV01 Product outside the Adult Transplant Field . For the avoidance of doubt, following the Amendment Effective Date, Cubist shall not be required to pay more than an aggregate of [**] of the applicable amount set forth in the table above with respect to achievement(s) of the corresponding milestone amount. Notwithstanding the foregoing, the milestone payment reduction under the first paragraph of Section 4A.3 shall not apply in the event that the triggering event for such milestone is achieved by an RSV01 Product outside the Adult Transplant Field.”
     4A.6 Cubist shall, at Alnylam’s request, grant to Alnylam a fully paid-up, non-royalty-bearing, perpetual, worldwide, exclusive right and license, with the right to grant sublicenses, under the Cubist Collaboration IP, to make, have made, use, offer for sale, sell and import RSV01 Products in the Adult Transplant Field. If Alnylam elects to receive such license, (a) Alnylam will pay to Cubist a royalty on Net Sales of such products (such definition modified accordingly for this purpose) in the amount of [**] of the royalty rate that would apply to a product for which Cubist’s termination takes effect after the First Opt-Out Milestone but prior to the Second Opt-Out Milestone in Section 11.4(d) (i.e., the first column of the table in Section 11.4(d)), and (b) the provisions of Sections 11(e) shall apply; provided, however, that the royalty payable to Cubist in respect of such license shall never be [**] as a result of the grant of such license to Alnylam and Alnylam’s exercise of the rights thereunder.
     3. New Exhibits. Exhibit J and Exhibit K attached to this Amendment are hereby appended to the Agreement immediately following Exhibit I to the Agreement.
     4. Miscellaneous. The Parties hereby confirm and agree that, as amended hereby, the Agreement remains in full force and effect and is a binding obligation of the Parties hereto. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, Alnylam and Cubist have caused this Agreement to be duly executed by their authorized representatives under seal, in duplicate on the dates written herein below.

ALNYLAM PHARMACEUTICALS, INC.
By:	/s/ John Maraganore
Title: Chief Executive Officer
Date: November 2, 2009

CUBIST PHARMACEUTICALS, INC.
By:	/s/ Steven C. Gilman
Title: Chief Scientific Officer, Senior Vice President, Discovery and Non-Clinical Development
Date: November 2, 2009

EXHIBIT J
ALN-RSV01 Phase IIb Clinical Study
ALN-RSV01-109 PROTOCOL SYNOPSIS

Protocol Title:	[**] in lung transplant patients infected with respiratory syncytial virus (RSV)

Indication:	Lung transplant patients with RSV infection

Protocol Number:	ALN-RSV01-109

Phase of Development:	Phase 2b

Design:	[**]

Study Sites:	[**]

Investigational Drug:	ALN-RSV01

Dosage, Route of Administration and Duration of Treatment of Investigational Drug:	[**]

Control Drug:	[**]

Dosage, Route of Administration and Duration of Treatment of Control Drug:	[**]

Time on Study:	[**]

Primary Objective:	[**]

Secondary Objectives:	[**]

Sample Size:	Up to 76 lung transplant patients infected with RSV.

Key Inclusion Criteria:	[**]

ALN-RSV01 ALN-RSV01-109 Protocol Concept Sheet

Key Exclusion Criteria:	[**]

Safety Assessments:	[**]

Efficacy Assessments:	[**]

Resistance Monitoring	[**]

Committees for BOS Adjudication and Virologic Monitoring	[**]

Study Endpoints:	[**]

Statistical Methodology:	[**]

23 September 2009	Confidential

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ALN-RSV01 ALN-RSV01-109 Protocol Concept Sheet

[**]
A total of four pages were omitted pursuant to request for confidential treatment.

23 September 2009	Confidential

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ALN-RSV01 ALN-RSV01-109 Protocol Concept Sheet

EXHIBIT K
A. Study Completion Package
     The Study Completion Package shall be comprised of the following: [**].
B. Success Criteria
     The Success Criteria will be deemed to have been met if the results of the ALN-RSV01 Phase IIb Clinical Trial achieve the following:
     [**].
        .

23 September 2009	Confidential
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